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                                                                   EXHIBIT 11.1

 DYNAMEX INC. AND SUBSIDIARIES
 CALCULATION OF NET INCOME PER COMMON SHARE
 (in thousand except per share data)
 (Unaudited)

                                              Three months ended               Nine months ended
                                                   April 30,                        April 30,
                                           -----------------------          ------------------------
                                              1998          1997               1998           1997
                                           ---------     ---------          ---------      ---------

Net income                                 $     900     $   1,168          $   2,907      $   2,130
                                           =========     =========          =========      =========

Weighted average common
   shares outstanding                          7,412         6,966              7,395          6,465

Common share equivalents related
   to options and warrants                       217           109                195            187
                                           ---------     ---------          ---------      ---------

Common shares and common share
   equivalents                                 7,629         7,075              7,590          6,652
                                           =========     =========          =========      =========

Common stock price used under
   treasury stock method                   $   11.89     $    7.94          $   10.31      $    9.22
                                           =========     =========          =========      =========

Net income per common share:
   Basic                                   $    0.12     $    0.17          $    0.39      $    0.33
                                           =========     =========          =========      =========

   Diluted                                 $    0.12     $    0.17          $    0.38      $    0.32
                                           =========     =========          =========      =========


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